UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2011

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53291
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

1781 Larkspur Drive, Golden, CO 80401
(Address of principal executive offices and Zip Code)

(303) 526-5100
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure

On March 21, 2011, Lake Victoria Mining Company, Inc. (“Lake Victoria” or the “Company”) entered into four non-binding letters of intent (the “LOI’s”) with Otterburn Ventures Inc. (“Otterburn”).

The LOI’s set out a proposal by Otterburn to acquire up to an undivided 70% interest (the “Options”) in and to certain Primary Mineral Licenses (“PML’s”) and Prospecting Licenses (“PL’s”) located in the Lake Victoria Greenstone Belt in Tanzania, East Africa. The PML’s and PL’s owned by the Company are known as the Singida Gold Project, North Mara Gold Project, Kalemela Gold Project and Geita Gold Project, and cover approximately 623 square kilometers.

The completion of the Options is subject to a number of conditions, including but not limited to the execution of a formal agreement, satisfactory due diligence, the execution of a finder’s fee agreement and approval of the formal agreement by the Board of Directors of the parties. There can be no assurance that the Options will be completed as proposed, or, at all.

The information and exhibits submitted in this Current Report on Form 8-K are and shall be deemed to be furnished to the Securities and Exchange Commission, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	News Release dated March 28, 2011 announcing entry into Letters of Intent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE VICTORIA MINING COMPANY, INC.

By:	/s/ Ming Zhu
Ming Zhu
Chief Financial Officer
Dated: April 1, 2011